UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.

645 Summer Street, Suite 101

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

ACTIVE/125805931.3

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02	Results of Operations and Financial Condition.

On November 9, 2023, Ikena Oncology, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 9, 2023, the Company shared initial data from twenty-six (26) patients treated in the ongoing dose escalation portion of the Phase I clinical trial of IK-930, a novel, oral, potent, and highly selective Hippo pathway inhibitor.

IK-930 Dose Escalation Summary and Differentiated Safety Profile

•
26 patients have been treated with IK-930 in dose escalation as of October 31, 2023
•
IK-930 is in the final stages of dose optimization; the tolerability profile observed thus far supports the hypothesis that IK-930’s selectivity could provide a wider therapeutic index for this new class of compounds
o
Proteinuria is an adverse effect of special interest as it may be an on-target effect of broad TEAD inhibition
o
Treatment-related proteinuria was recorded in 3 out of 26 dose escalation patients and was limited to grade 1-2
▪
The observed proteinuria did not result in dose reduction or treatment interruption; no proteinuria events were considered dose-limiting and in all cases was fully reversible
o
Other safety observations include:
▪
Frequent adverse events to date have been low-grade nausea, fatigue, and diarrhea, and have not required any dose reduction
▪
Two epithelioid hemangioendothelioma (“EHE”) patients with significant liver metastases experienced reversible liver enzyme elevation
•
One of these patients developed treatment-related grade 3 elevation, deemed dose limiting (the only dose limiting toxicity observed), and the patient remains on study after dose adjustment
•
The other patient experienced grade 3-4 elevation that was deemed possibly treatment related;
▪
Dose escalation is currently ongoing
o
15 patients were treated with doses within the projected efficacious exposure range and pharmacokinetic data showed some variability
▪
7 out of 15 patients were determined to reach efficacious exposure

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▪
Target engagement in tumor, as determined by decreased TEAD gene signature, has been demonstrated in the efficacious dose range
▪
To minimize IK-930 exposure variability, a next generation formulation is now being evaluated in the dose escalation
▪
Recommended dosing for the next stage of the IK-930 program is expected to be determined in the near-term

Emerging Proof of Concept in EHE

•
Seven patients with EHE have been treated with IK-930 in the dose escalation portion of the trial
o
7 out of 7 EHE patients reached stable disease as a best response so far as measured by RECIST
o
3 out of the 7 patients experienced tumor shrinkage in multiple target and non-target lesions
o
4 out of 7 highly symptomatic EHE patients enrolled across multiple dose levels reported symptomatic improvement and subjective improvement of quality of life such as improved energy, weight gain, and pain control
o
3 out of the 7 patients continue on treatment with time on treatment ranging from 18 to 26 weeks and ongoing
•
As a result of these initial tolerability and antitumor activity findings, enrollment in the dose escalation phase continues to progress in targeted populations, including mesothelioma and meningioma, in addition to EHE
•
Based on preclinical data indicating IK-930 synergy with EGFR inhibitors to combat therapeutic resistance, a combination cohort for IK-930 and osimertinib in patients with EGFR-mutant non-small cell lung cancer (NSCLC) is planned to initiate in 2024
•
An additional data update from the IK-930 clinical program is planned for the second half of 2024

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Ikena Oncology, Inc. Press Release, dated November 9, 2023
104	Cover Page Interactive Data File

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: November 9, 2023	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer

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